Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated January 4, 2021, relating to the financial statements of Prospector Capital Corp. appearing in the Registration Statement on Form S-1, File No. 333-251523.

/s/ WithumSmith+Brown, PC

New York, New York
January 7, 2021